Dave Weidman, Chairman and CEO John J. Gallagher III, Executive Vice President and CFO Celanese 1Q 2007 Earnings Conference Call / Webcast Tuesday, May 1, 2007 10:00 a.m. ET

Forward Looking Statements, Reconciliation and Use of Non-GAAP Measures to U.S. GAAP Free Cash Flow is defined as Cash Flow from Operations less Capital Expenditures. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use free cash flow to evaluate the company's liquidity and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation Q1 2007 Highlightsin millions (except EPS) 1st Qtr 2007 1st Qtr 2006 Net Sales $1,631 $1,498 Operating Profit $239 $169 Adjusted EPS $0.91 $0.59 Operating EBITDA $349 $269 Free Cash Flow $37 ($42) Note: All figures exclude results of discontinued operations of Oxo Alcohol business

Celanese continues to execute its six-point strategy $300 - $350 million increased EBITDA profile plus EPS potential by 2010 Group Asia Revitalization Innovation Organic Balance Sheet Operational Excellence EBITDA Impact Consumer and Industrial Specialties X X X X > $100MM Advanced Engineered Materials X X X X > $100MM Acetyl Intermediates X X X > $100MM Celanese Corporate X X Incremental EPS Primary Growth Focus Operating EBITDA EPS

John J. Gallagher III Executive Vice President and Chief Financial Officer

Celanese Corporation Financial Highlights in millions (except EPS) 1st Qtr 2007 1st Qtr 2006 Net Sales $1,631 $1,498 Operating Profit $239 $169 Net Earnings $201 $117 Special Items Other Charges/Adjustments Refinancing Adjustment $19 ($2) $10 -- Adjusted EPS $0.91 $0.59 Effective Tax Rate 28% 28% Diluted Share Basis 174.4 171.5 Operating EBITDA $349 $269 Note: All figures exclude results of discontinued operations of Oxo Alcohol business Net sales from continuing operations increase 9% from the prior year Improved pricing on continued strong demand Benefit from methanol production contract that concluded at the end of Q1 Volume increases in the specialty businesses Operating profit improved 41% on improved pricing in Chemical Products and Acetate Products and lower SG&A expenses Adjusted EPS up 54% to $0.91/share Operating EBITDA in Q1 increased 30% to $349

First Quarter 2007: Continued strong demand in all regions High industry utilization rates drive strong pricing throughout the first quarter Higher dividend from Saudi cost investment (IBN Sina) Favorable Canadian methanol production contract concluded at the end of the first quarter; Methanol production ceases in Edmonton Continued strong product demand in millions 1st Qtr 2007 1st Qtr 2006 Net Sales $1,078 up 6% $1,015 Operating EBITDA $232 up 33% $174 Chemical Products

First Quarter 2007: Net sales increase driven by strong volume growth (9%) and currency effect (5%) offset by slight pricing decline due to customer and application mix Strong demand continues in Europe and Asia Weakness in US auto and housing markets offset by non-automotive volume growth Operating margins pressured by continued elevated methanol prices and higher electricity and gas prices in Europe Strong volume growth for Ticona products Ticona Technical Polymers in millions 1st Qtr 2007 1st Qtr 2006 Net Sales $262 up 13% $231 Operating EBITDA $68 down 1% $69

Operating margin improvement with revitalization program Ceased flake production at the Edmonton facility in the first quarter APL acquisition positively impacts revenue; no material impact on earnings Performance Products Lower revenues driven by exit of low-margin trade business in 4Q 2006 Continued stable earnings and volume growth from core business Price reductions in line with company expectations Continued stable cash generation Acetate Products in millions 1st Qtr 2007 1st Qtr 2006 Net Sales $223 up 34% $167 Operating EBITDA $37 up 23% $30 in millions 1st Qtr 2007 1st Qtr 2006 Net Sales $45 down 8% $49 Operating EBITDA $20 down 5% $21

Q1 2006 Q1 2007 Q1 2006 Q1 2007 Q1 2007: Cash flow higher than earnings impact due to increased cash dividend from Infraserv affiliates and our IBN Sina cost investment FY 2007 Income Guidance: Income modestly above 2006 full year performance Full-year 2007 Cash Flow guidance: Cash flow approximates income statement impact Income Statement Cash Flow Strong performance continues for Equity and Cost Investments Note: All figures exclude results of discontinued operations of Oxo Alcohol business

Strong sales growth in Ticona affiliates offset by higher operating costs

Summary of impact from refinancing and share buyback transaction Assumes no additional debt pay down with cash balances or cash generation Initial 2007 guidance assumed use of Oxo business divestiture proceeds to pay down term loan at LIBOR + 175 bps. Initial guidance of $170-190MM net cash interest expense was net of interest income and non-cash costs of $50MM for non-cash accretion of senior discount notes and amortization of deferred financing fees All figures exclude financing / transaction fees, bond tender costs and write-off of deferred financing costs Impact Area (all figures except share count in $MM) YE 2006 Actual 1Q 2007 Actual 2Q - 4Q 2007 Estimate Updated 2007 Full-year Guidance 2007 FY Guidance vs. 2006 Actual Interest Expense 294 72 180 - 190 250-260 (35-45) Interest Income 37 14 30-351 45-501 10-15 Net Interest Expense 257 58 145-155 205-2152 (45-55) Average Adjusted Diluted Share Count (MM) 171.8 174.4 172.1 172.7 0.9 Transaction Impact on 2007 Guidance

Chemical Products Strong pricing continues into the second quarter Nanjing Acetic Acid facility expected to begins commercial production mid-2007 ~($0.15)/share 2Q-4Q year over year methanol comparison with Edmonton exit Ticona Continue >2x GDP volume growth across transportation and non-transportation end-uses Easing methanol costs Acetate Products Improved earnings continue from revitalization efforts Integration of APL acquisition Performance Products Strong business fundamentals continue Continued volume growth in core business Year over year volume comparisons negatively impact by exit of trade business 2007 Guidance: Adjusted EPS $2.85 to $3.15 Operating EBITDA $1,180 to $1,250 MM Forecasted 2007 tax rate of 28% 2007 Business Outlook

Updated 2007 guidance summary Initial Guidance Midpoint Recapitalization Impact Improvement in underlying Business Incremental Methanol Benefit Increased Compensation Expense Updated Guidance Midpoint Ghost 2.85 2.95 3.05 3 Guidance 2.85 3 Positive 0.1 0.1 0.05 Negative 0.1 Performance Improvement in core businesses Q1 Edmonton methanol impact (incremental to initial guidance) Updated 2007 Full- year Guidance Midpoint Incremental Executive Compensation Recapitalization Impact (reduced interest expense) Initial 2007 Full-year Guidance $3.00 $0.08 - 0.12 $0.10 $2.85 $0.04 - 0.06 $0.08 - 0.12 Earnings per Share 2007 Full-year Guidance Walk Strong core business performance in the 1st quarter; reaffirm forecast for the remainder of the year Announced key executive retention program in Q1; will add ~$0.10/share of cost for remainder of 2007 Additional first quarter improvement driven by timing of lower 1Q corporate expenses (approximately +0.05/share) that will move to the 2nd - 4th quarter $2.70 - $3.00 $2.85 - $3.15

Appendix

Updated 2007 Guidance Adjusted EPS $2.85 to $3.15 Operating EBITDA $1,180 to $1,250 million Capital Expenditure / Depreciation and Amortization Approximately $280 million Net interest expense $205 - $215 million Estimated Tax Rate for Adjusted EPS of 28%

Reg G: Reconciliation of Diluted Adjusted EPS

Reg G: Reconciliation of Net Debt

Reg G: Reconciliation of Other Charges and Other Adjustments Reconciliation of Other Charges and Other Adjustments

Reg G: Reconciliation of Operating EBITDA